Exhibit 99.1

Mack-Cali Realty Corporation
Supplemental Operating and Financial Data

1Q 2017

MACK-CALI®
Realty Corporation

INDEX

PAGE(S)

Company Today	3-4

Strategy	5

2017 MD&A and Lease Expirations	6 - 7

Economic Incentives and Programs	8

Spotlight on:

Results	9 - 11

Leasing	12 - 20

Earnings	21 - 31

Financials	32 - 34

Portfolio	35

Details on:

Earnings	36

Financials	37 - 41

Portfolio	42 - 44

Company Information	45 - 46

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for multi-family

Apartment platform managed by Roseland Residential Trust (“RRT”)

	1Q 2017	4Q 2016

Market capitalization:	$5.7 billion	$5.3 billion

Square feet of office space:	21.5 million	21.0 million

% leased (excluding non-core):	90.4%	90.6%

GAAP rental rate roll-up	11.6%	12.0%

Operating multi-family units:	5,822 *	5,614

% leased for stabilized multi-family:	97.5%	96.1%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BB+

Monaco, Jersey City, NJ (Full interest acquired April 2017)	Portside at East Pier, East Boston, MA (Full interest acquired April 2016)

51 John F Kennedy Parkway, Short Hills, NJ (Acquired March 2017)	111 River Street, Hoboken, NJ (Acquired July 2016)

* Includes Jersey City Urby at Harborside in lease-up.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

HYATT REGENCY JERSEY CITY ON THE HUDSON
WORLD TRADE CENTER PATH
HARBORSIDE 5
HARBORSIDE 2 AND 3
HARBORSIDE 6 DEVELOPMENT
THE FULTON CENTER
HARBORSIDE 1
EXCHANGE PLACE PATH
HARBORSIDE TOWER DEVELOPMENT
101 HUDSON STREET
NY WATERWAY
LEGEND
Mack-Cali
Roseland
Future development
Transportation
JERSEY CITY URBY AT HARBORSIDE
HARBORSIDE 8 AND 9 DEVELOPMENT
M2 AT MARBELLA
MARBELLA
MONACO
(NOT SHOWN 111 RIVER STREET, HOBOKEN, NJ)

MACK-CALI'S JERSEY CITY WATERFRONT PROPERTY HOLDINGS

HARBORSIDE
BY MACK-CALI

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Mack-Cali has crafted a strategy using its existing platform that strives to achieve the highest possible returns while maintaining a reasonable level of managed risk for its shareholders.

This strategy includes the following elements that will be refined each quarter:

•                        Own and operate the best assets in carefully targeted markets-focused on the Hudson River Waterfront and transit-based locations adjacent to high-end executive housing or locations attracting employers that draw upon millennial talent

•                        Identify and operate in markets where we can scale and operate a full service real estate platform, maximizing our market intelligence and our ability to see all deal flow in these markets which allows us to buy, sell, lease, and invest capital at the highest levels

•                        Target the best multi-family or office building in our markets that can increase cash flow through all economic cycles

•                        Align with joint venture partners that have a long term view and seek to benefit from our expertise

•                        Create a strong balance sheet to allow us to access capital at the lowest cost which will appropriately manage our overall debt levels

•                        Maintaining a culture that appreciates every single one of our employees for their unique abilities

•                        Operate our business with integrity and fair dealing allowing us to be the choice landlord or counterparty in our market

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Office revenue is in line with our expectations from price, terms and concessions. Our only drawback this past quarter was that tenants are taking longer to commit to new space; therefore our speculative revenue is one quarter behind target.  After quarter-end, we have seen a large increase in the number of tours from tenants who are also applying for the NJ incentive package.

Multi-family revenue is higher than projected as we are leasing up our newly delivered units faster than projected at higher than pro forma rents.  The concessions are normal in all our markets and lighter than projected in Jersey City.  We expect to stabilize all three of our lease-up properties (Quarry Place, Chase II, and Urby), of 1,162 units by the end of the third quarter.

Our expenses continue to decline as a percentage of revenue as we reduce headcount and operate our properties more efficiently.  The net result of our operation is that our margins continue to improve to the low 60% range on core office and stabilized multi-family.

Regarding dispositions, we continue to market and sell the properties in the portfolio we deem non-core.  Today, we have on the market $600MM assets of non-core office and flex.  We expect to award several deals to buyers in the second quarter and close them in the third quarter.  We will continue to add new assets for sale each quarter.  We expect to be done with our dispositions no later than first quarter 2018.

Regarding acquisitions, we have none planned at this time.

Our balance sheet is our number one focus as we go forward.  We believe we now have appropriately handled all aspects of the balance sheet regarding maturities, term, and rate.  We view our 3.8 times interest coverage as being a key metric to judge us by.  We believe the strength of this metric and the numerous sourcing of funding we have used (agencies, insurance company, banks, CMBS and unsecured debt) and could use as being crucial to our success.

We view our net debt to EBITDA as being a complex number for us based on our operating plan as we are running a growth business (RRT) and a transforming business (Mack-Cali office).

For the first quarter annualized, we were at 8.5 times for the combined company. At quarter end, we had the debt, but only one month of the EBITDA, from our $367 million Short Hills/Madison acquisition and had not yet sold the non-core assets to match the purchase.  Considering those two adjustments, net debt to EBITDA for the quarter would have been 7.8 times, similar to where we were at year end 2016.

Further, the RRT construction in process is producing no EBITDA. Removing the debt associated with the CIP, net debt to EBITDA would have been 7.4 times for the total company or 7.2 times if we look at the office company alone.

Although still higher than where we want to be, we see a path, through a combination of additional sales, increased office EBITDA, other joint venture or other equity, to a more comfortable ratio of below 7 times for the office company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Significant progress made on 2017 expirations during the first quarter:

•                  Remaining 2017 expirations aggregate 1.4 million square feet (net of 453,000 square feet in properties we plan to sell/repurpose):

•                  Represent 7.9% of the Core/Waterfront/Flex portfolio;

•                  445,000 SF remaining on Waterfront, with increasing tenant interest;

•                  Average lease expirations on the Waterfront have in-place rental rates at approximately $35 per square-foot.  Similar space in adjacent buildings have leased within the past year at average in-place rental rates of $45 per square-foot by us and our competitors.  It is expected that the lease-up of this space is a “when not if” scenario.  Tour activity has picked up, and Mack-Cali continues to add amenities to make these the buildings of choice in this market;

•                  500,543 SF in Flex space, with historically high retention and occupancy rates. We expect no issue in reletting this space at increasing rents;

•                  453,365 SF in Urban and Suburban Core properties, represents a manageable 6.6% of Core portfolio. The product quality has drastically increased in this category as we removed the non-core buildings through sales.  We should retain a significant amount of this space at increasing rents and replace the remainder with new tenants.

•                  Almost half of remaining 2017 expirations do not expire until the fourth quarter.

•                  Moving forward, our goal in re-shaping the portfolio through sales, strategic acquisitions and selective leasing, is to generate longer leases with less cost per square-foot per year and a more manageable lease expiration schedule of no more than 12% each year.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•              New jobs at a 6 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
360			(2,880,000)
	Effective rent after incentive		(480,000)

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,880,000	per year

•                  If occupancy is higher than 6 EEs per 1,000 sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Results

Operating Highlights

Net income available to common shareholders for the quarter ended March 31, 2017 amounted to $19.9 million, or $0.11 per share, as compared to $62.2 million, or $0.69 per share, for the quarter ended March 31, 2016.

Funds from operations (FFO) for the quarter ended March 31, 2017 amounted to $55.9 million, or $0.56 per share, as compared to $48.2 million, or $0.48 per share, for the quarter ended March 31, 2016.

For the first quarter 2017, Core FFO was $0.56 per share after adjusting for certain items.  The quarter’s Core FFO per share of $0.56 increased 14 percent from the same quarter last year primarily due to increased base rents in 2017 and interest expense savings from refinancing of high rate debt.

Adjusted funds from operations (AFFO) increased by $20.2 million to $38.3 million for the quarter ended March 31, 2017, as compared to $18.1 million for the comparable period in 2016.

Mack-Cali’s consolidated Core, Waterfront and Flex properties were 90.4 percent leased at March 31, 2017, as compared to 90.6 percent leased at December 31, 2016 and 89.1 percent leased at December 31, 2015.

For the quarter ended March 31, 2017, the Company executed 54 leases at its consolidated in-service commercial portfolio totaling 362,075 square feet. Of these totals, 15 percent were for new leases and 85 percent were for lease renewals and other tenant retention transactions.  Rental rate roll up for first quarter 2017 transactions in the Company’s Core, Waterfront and Flex properties was 1.2 percent on a cash basis and 11.4 percent on a GAAP basis.

All per share amounts presented above are on a diluted basis.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Results

Office Property Acquisitions

(dollars in thousands)

For the quarter ended March 31, 2017

				Rentable
Acquisition			# of	Square	Purchase
Date	Property/Address	Location	Buildings	Feet	Price
01/11/17	Red Bank portfolio	Red Bank, New Jersey	3	279,472	$27,228
03/06/17	Short Hills/Madison portfolio	Short Hills & Madison, New Jersey	6	1,113,028	367,361

Total Acquisitions:			9	1,392,500	$394,589

Office Property Sales/Dispositions

(dollars in thousands)

For the quarter ended March 31, 2017

Sale			# of	Rentable	Realized Gains/
Date	Property/Address	Location	Buildings	Square Feet	Unrealized Losses, net
01/30/17	Cranford portfolio	Cranford, New Jersey	6	435,976	$3,862
01/31/17	440 Route 22 East (a)	Bridgewater, New Jersey	1	198,376	5
02/07/17	3 Independence Way	Princeton, New Jersey	1	111,300	1,639
Totals			8	745,652	$5,506

(a)      The Company recorded a valuation allowance of $7.7 million on this property during the year ended December 31, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Results

Balance Sheet/Capital Markets

As of March 31, 2017, the Company had a debt-to-undepreciated assets ratio of 43.8 percent compared to 41.6 percent at December 31, 2016 and 40.4 percent at March 31, 2016.   Net debt to EBITDA for the quarter ended March 31, 2017 was 8.5 times compared to 7.5 times for the quarter ended December 31, 2016.  The Company had an interest coverage ratio of 3.8 times for the quarter ended March 31, 2017 compared to 3.5 times for the quarter ended December 31, 2016 and 3.0 times for the quarter ended March 31, 2016.

In January 2017, the Company closed on senior unsecured credit facilities totaling $925 million with a group of 13 lenders, with Wells Fargo Securities, LLC; J.P. Morgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners; and Capital One, National Association and U.S. Bank National Association as joint lead arrangers.

The credit facilities are comprised of a renewal and extension of the Company’s existing $600 million unsecured revolving facility and a new $325 million unsecured delayed-draw term loan. The $600 million credit facility carries an interest rate equal to LIBOR plus 120 basis points and a facility fee of 25 basis points.  The facility has a term of four years with two six-month extension options.  The new $325 million  term loan was drawn in full by March 31, 2017 and carries an interest rate equal to LIBOR plus 140 basis points and a ticking fee of 25 basis points on any undrawn balance during the first 12 months after closing.  On March 29, 2017, the Company executed interest rate swap arrangements to fix LIBOR with an aggregate average rate of 1.6473% for the swaps and a current aggregate fixed rate of 3.0473% on borrowings under the term loan.  The term loan matures in three years with two one-year extension options.  The interest rate on the revolving credit facility and new term loan and the facility fee on the revolving credit facility are subject to adjustment, on a sliding scale, based upon the Company’s unsecured debt ratings, or at the Company’s option, based on a defined leverage ratio.

The credit facilities also contain accordion features providing for expansion of the facilities up to a total of $1.275 billion.

On February 27, 2017, Roseland announced the signing of the Rockpoint transaction — a $300 million equity investment that will provide capital to further execute on the objectives of Roseland’s residential business plan.  Highlights of the Rockpoint transaction include:

•                  Rockpoint committed to fund $300 million of equity into RRT over the next two years, of which $150 million was funded at the closing on March 10, 2017.

•                  Mack-Cali will have the option to fund up to $200 million of equity into RRT after Rockpoint’s commitment is fully funded.

•                  RRT received a deemed funded existing equity value at closing of $1.23 billion.

Upon full Rockpoint and Mack-Cali funding, pro forma ownership would be approximately 83 percent Mack-Cali and 17 percent Rockpoint.

Alterra at Overlook Ridge, Malden and Revere, Massachusetts:  In January, the Company placed a seven-year, $100 million mortgage on the community at an interest-only rate of 3.75 percent.

Dividends

In March, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the first quarter 2017, which was paid on April 13, 2017 to shareholders of record as of April 5, 2017.  The Company’s Core FFO dividend payout ratio for the quarter was 26.9 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

Portfolio Summary

	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Number of buildings	198	190	207	212	215
Total square feet	21,448,339	20,951,376	23,355,409	23,463,605	23,974,930
Square feet leased	18,803,631	18,756,661	20,473,696	20,342,158	20,910,999
Square feet vacant	2,644,708	2,194,715	2,881,713	3,121,447	3,063,931
Number of tenants	1,191	1,253	1,490	1,542	1,588

Summary of Leasing Transaction Activity

For the three months ended March 31, 2017

							Wtd.	Wtd. Avg.
							Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Weighted Avg.	Base	Sq. Ft.
	Transactions	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Term (Yrs)	Rent ($)	Per Year ($)

Waterfront	1	38,134	—	38,134	38,134	6.4	44.76	6.43
Urban Core	15	39,949	9,436	30,513	2,663	3.5	33.08	4.02
Suburban Core	5	21,307	16,590	4,717	4,261	3.2	25.63	5.58
Flex	21	217,881	20,991	196,890	10,375	4.3	16.79	1.60

Sub-Total	42	317,271	47,017	270,254	7,554	4.4	22.80	3.49
Non-Core	12	44,804	6,195	38,609	3,734	4.0	28.20	2.64

TOTALS	54	362,075	53,212	308,863	6,705	4.3	23.47	2.87

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

(continued)

For the three months ended March 31, 2017

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	8.8%	7	—	—	7
Renew/Other Retained	11.8%	33	1	1	35

TOTAL	11.6%	40	1	1	42

Core, Waterfront and Flex Properties Only

For the three months ended March 31, 2017

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	9.0%	6	—	—	6
Renew/Other Retained	11.5%	25	1	1	27

TOTAL	11.4%	31	1	1	33

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Rental Rate Effects

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than 12 months are excluded.

		1st Quarter, 2017		4th Quarter, 2016		3rd Quarter, 2016		2nd Quarter, 2016
	Transaction Type	Sq. Ft.	Pct. Change	Sq. Ft.	Pct. Change	Sq. Ft.	Pct. Change	Sq. Ft.	Pct. Change
Waterfront
	New	—	N/A	27,684	10.0%	—	N/A	1,829	23.3%
	Renew/Other Retained	38,134	(0.6)%	—	N/A	—	N/A	125,916	70.6%

	Weighted Average	38,134	(0.6)%	27,684	10.0%	—	N/A	127,745	69.8%

Urban Core
	New	1,468	11.8%	1,643	17.3%	600	13.7%	1,322	10.6%
	Renew/Other Retained	25,916	12.0%	31,812	23.3%	6,295	15.7%	36,745	18.6%

	Weighted Average	27,384	12.0%	33,455	23.0%	6,895	15.5%	38,067	18.3%

Suburban Core
	New	5,310	2.5%	1,027	(6.6)%	—	N/A	—	N/A
	Renew/Other Retained	4,717	17.7%	20,339	8.3%	106,962	3.9%	125,416	5.7%

	Weighted Average	10,027	10.1%	21,366	7.7%	106,962	3.9%	125,416	5.7%

Flex Parks
	New	12,599	12.8%	53,794	8.9%	62,774	17.1%	38,319	8.8%
	Renew/Other Retained	196,243	18.6%	58,838	10.0%	142,604	10.3%	111,891	6.9%

	Weighted Average	208,842	18.2%	112,632	9.5%	205,378	12.0%	150,210	7.4%

Sub-Total
	New	19,377	9.0%	84,148	9.5%	63,374	17.0%	41,470	10.1%
	Renew/Other Retained	265,010	11.5%	110,989	14.2%	255,861	6.9%	399,968	34.3%

	Weighted Average	284,387	11.4%	195,137	12.1%	319,235	8.1%	441,438	32.4%

Non-Core
	New	1,465	7.0%	1,021	41.7%	3,538	7.0%	15,337	(13.2)%
	Renew/Other Retained	36,765	13.4%	47,297	11.1%	92,151	11.6%	81,787	8.5%

	Weighted Average	38,230	13.1%	48,318	11.6%	95,689	11.5%	97,124	4.7%

TOTAL
	New	20,842	8.8%	85,169	9.8%	66,912	16.2%	56,807	2.2%
	Renew/Other Retained	301,775	11.8%	158,286	13.3%	348,012	8.3%	481,755	29.9%

	Weighted Average	322,617	11.6%	243,455	12.0%	414,924	9.1%	538,562	27.3%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Rollforwards

(for the three months ended March 31, 2017)

Leasing Activity

			Sq. Ft.			Inventory	Leased Sq. Ft.			Net		Sq. Ft.
	Pct. Leased	Inventory	Leased	Inventory	Leased Sq. Ft.	Acquired/	Acquired/	Expiring/	Incoming	Leasing	Inventory	Leased	Pct. Leased
	12/31/16	12/31/16	12/31/16	Reclassed	Reclassed	Disposed	Disposed	Adj. Sq. Ft.	Sq. Ft.	Activity	3/31/17	3/31/17	3/31/17

Waterfront	94.4%	4,884,193	4,608,926	—	—	—	—	(61,889)	38,134	(23,755)	4,884,193	4,585,171	93.9%
Core	87.0%	8,893,852	7,738,170	(8,893,852)	(7,738,170)
Urban Core		—	—	1,992,454	1,804,605	580,937	575,691	(145,779)	39,949	(105,830)	2,573,391	2,274,466	88.4%
Suburban Core		—	—	3,482,157	3,130,045	811,563	563,798	(18,493)	21,307	2,814	4,293,720	3,696,657	86.1%
Flex	93.1%	5,216,213	4,855,896	(5,216,213)	(4,855,896)
Flex Parks		—	—	5,887,938	5,476,059	—	—	(311,229)	217,881	(93,348)	5,887,938	5,382,711	91.4%
Sub-Totals	90.6%	18,994,258	17,202,992	(2,747,516)	(2,183,357)	1,392,500	1,139,489	(537,390)	317,271	(220,119)	17,639,242	15,939,005	90.4%

Non-Core	79.7%	1,950,153	1,553,669	2,747,516	2,183,357	(888,572)	(658,950)	(258,254)	44,804	(213,450)	3,809,097	2,864,626	75.2%

TOTALS	89.6%	20,944,411	18,756,661	—	—	503,928	480,539	(795,644)	362,075	(433,569)	21,448,339	18,803,631	87.7%

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct
	12/31/16	Acquisition/	Leasing	Leased
	After Inventory Reclassed	Disposition	Activity	3/31/17

Waterfront	94.4%	0.0%	(0.5)%	93.9%
Urban Core	90.6%	3.1%	(5.3)%	88.4%
Suburban Core	89.9%	(4.1)%	0.3%	86.1%
Flex Parks	93.0%	0.0%	(1.6)%	91.4%
Sub-Totals	92.4%	(0.7)%	(1.3)%	90.4%

Non-Core	79.6%	0.2%	(4.6)%	75.2%

TOTALS	89.6%	0.2%	(2.1)%	87.7%

“Waterfront”	Office assets located on NJ Hudson River waterfront
“ Urban Core”	Long-term hold office properties in targeted submarkets
“Suburban Core”	Long-term hold office properties (excluding Urban Core and Waterfront locations)
“Flex”	Non-office commercial assets, primarily office/flex properties
“Non-Core”	Properties designated for eventual sale/disposition or repositioning/redevelopment

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning April 1, 2017, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

Apr 1 - Dec 31, 2017
Waterfront	19	445,000	2.4	15,032,512	33.78	3.2
Urban Core	31	142,383	0.8	4,584,945	32.20	1.0
Suburban Core	19	310,982	1.7	9,917,405	31.89	2.1
Flex Parks	75	500,543	2.7	7,754,018	15.49	1.6
Sub-Total	144	1,398,908	7.6	37,288,880	26.66	7.9
Non-Core	41	452,697	2.4	11,448,864	25.29	2.4
TOTAL – 2017	185	1,851,605	10.0	48,737,744	26.32	10.3

2018
Waterfront	21	870,386	4.7	32,732,629	37.61	6.9
Urban Core	38	182,337	1.0	5,797,038	31.79	1.2
Suburban Core	24	221,255	1.2	5,804,064	26.23	1.2
Flex Parks	108	1,172,120	6.4	15,893,771	13.56	3.4
Sub-Total	191	2,446,098	13.3	60,227,502	24.62	12.7
Non-Core	57	461,571	2.5	12,049,988	26.11	2.6
TOTAL – 2018	248	2,907,669	15.8	72,277,490	24.86	15.3

2019
Waterfront	12	197,972	1.1	6,446,044	32.56	1.3
Urban Core	42	372,975	2.0	11,309,049	30.32	2.4
Suburban Core	27	377,163	2.0	10,204,768	27.06	2.2
Flex Parks	88	995,722	5.4	15,276,380	15.34	3.2
Sub-Total	169	1,943,832	10.5	43,236,241	22.24	9.1
Non-Core	42	388,254	2.1	9,367,548	24.13	2.0
TOTAL – 2019	211	2,332,086	12.6	52,603,789	22.56	11.1

2020
Waterfront	8	70,779	0.5	2,517,518	35.57	0.5
Urban Core	44	338,035	1.8	11,279,167	33.37	2.4
Suburban Core	26	245,946	1.3	6,057,478	24.63	1.3
Flex Parks	78	626,968	3.4	9,152,122	14.60	1.9
Sub-Total	156	1,281,728	7.0	29,006,285	22.63	6.1
Non-Core	41	393,673	2.1	9,948,266	25.27	2.1
TOTAL – 2020	197	1,675,401	9.1	38,954,551	23.25	8.2

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2021
Waterfront	17	387,675	2.1	13,555,112	34.97	2.9
Urban Core	22	168,993	0.9	6,599,849	39.05	1.4
Suburban Core	19	183,967	1.0	5,186,260	28.19	1.1
Flex Parks	54	499,275	2.7	6,625,961	13.27	1.4
Sub-Total	112	1,239,910	6.7	31,967,182	25.78	6.8
Non-Core	31	197,297	1.1	4,677,734	23.71	1.0
TOTAL – 2021	143	1,437,207	7.8	36,644,916	25.50	7.8

2022
Waterfront	11	252,201	1.4	7,817,278	31.00	1.7
Urban Core	15	123,041	0.7	4,136,571	33.62	0.9
Suburban Core	21	207,127	1.1	5,231,493	25.26	1.1
Flex Parks	49	358,273	1.9	5,711,704	15.94	1.2
Sub-Total	96	940,642	5.1	22,897,046	24.34	4.9
Non-Core	35	312,236	1.7	8,105,155	25.96	1.7
TOTAL – 2022	131	1,252,878	6.8	31,002,201	24.74	6.6

2023 AND THEREAFTER
Waterfront	55	2,280,824	12.3	76,267,854	33.44	16.1
Urban Core	40	898,576	4.9	32,317,812	35.97	6.8
Suburban Core	68	2,028,731	11.0	50,302,850	24.80	10.6
Flex Parks	80	1,165,492	6.3	18,354,426	15.75	3.9
Sub-Total	243	6,373,623	34.5	177,242,942	27.81	37.4
Non-Core	35	630,174	3.4	15,672,993	24.87	3.3
TOTAL – 2023 AND THEREAFTER	278	7,003,797	37.9	192,915,935	27.54	40.7

Totals/Weighted Average by type, along with footnotes, on following page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

TOTALS BY TYPE
Waterfront	143	4,504,837	24.4	154,368,949	34.27	32.6
Urban Core	232	2,226,340	12.2	76,024,431	34.15	16.1
Suburban Core	204	3,575,171	19.2	92,704,317	25.93	19.5
Flex Parks	532	5,318,393	28.8	78,768,382	14.81	16.6
Sub-Total	1,111	15,624,741	84.6	401,866,079	25.72	84.8
Non-Core	282	2,835,902	15.4	71,270,547	25.13	15.2
Totals/Weighted
Average	1,393	18,460,643	100.0	473,136,626	25.63	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual March 2017 billings times 12. For leases whose rent commences after April 1, 2017 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2017 aggregating 111,385 square feet and representing annualized base rent of $2,839,008 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Leasing - Expirations by Year

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning April 1, 2017, assuming that none of the tenants exercise renewal or termination options (with additional breakdown for 2017 through 2019 only.)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2nd Quarter, 2017
Waterfront	—	—	—	—	—	—
Urban Core	10	39,978	0.2	1,277,538	31.96	0.3
Suburban Core	9	84,699	0.5	2,124,693	25.09	0.4
Flex Parks	29	196,993	1.1	3,502,800	17.78	0.7
Sub-Total	48	321,670	1.8	6,905,031	21.47	1.5
Non-Core	19	218,544	1.1	5,403,121	24.72	1.2
2nd Quarter, 2017	67	540,214	2.9	12,308,152	22.78	2.6

3rd Quarter, 2017
Waterfront	4	70,926	0.4	2,784,425	39.26	0.6
Urban Core	11	57,143	0.3	1,786,740	31.27	0.4
Suburban Core	4	16,825	0.1	352,739	20.97	0.1
Flex Parks	17	88,403	0.5	1,229,378	13.91	0.3
Sub-Total	36	233,297	1.3	6,153,282	26.38	1.4
Non-Core	9	202,535	1.1	5,197,837	25.66	1.0
3rd Quarter, 2017	45	435,832	2.4	11,351,119	26.04	2.4

4th Quarter, 2017
Waterfront	15	374,074	2.0	12,248,087	32.74	2.6
Urban Core	10	45,262	0.2	1,520,667	33.60	0.3
Suburban Core	6	209,458	1.1	7,439,974	35.52	1.6
Flex Parks	29	215,147	1.2	3,021,840	14.05	0.6
Sub-Total	60	843,941	4.5	24,230,568	28.71	5.1
Non-Core	13	31,618	0.2	847,905	26.82	0.2
4th Quarter, 2017	73	875,559	4.7	25,078,473	28.64	5.3
Total - 2017	185	1,851,605	10.0	48,737,744	26.32	10.3

1st Quarter, 2018	65	788,183	4.3	21,595,396	27.40	4.6
2nd Quarter, 2018	54	889,918	4.8	25,441,575	28.59	5.4
3rd Quarter, 2018	66	757,131	4.1	16,569,759	21.88	3.5
4th Quarter, 2018	63	472,437	2.6	8,670,760	18.35	1.8
Total - 2018	248	2,907,669	15.8	72,277,490	24.86	15.3

1st Quarter, 2019	61	720,548	3.9	15,734,352	21.84	3.3
2nd Quarter, 2019	49	608,770	3.3	13,180,360	21.65	2.8
3rd Quarter, 2019	51	409,822	2.2	9,609,491	23.45	2.0
4th Quarter, 2019	50	592,946	3.2	14,079,586	23.75	3.0
Total - 2019	211	2,332,086	12.6	52,603,789	22.56	11.1

2020	197	1,675,401	9.1	38,954,551	23.25	8.2

2021	143	1,437,207	7.8	36,644,916	25.50	7.8

2022	131	1,252,878	6.8	31,002,201	24.74	6.6

2023 AND THEREAFTER	278	7,003,797	37.9	192,915,935	27.54	40.7
Totals/Weighted Average	1,393	18,460,643	100.0	473,136,626	25.63	100.0

See footnote on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Leasing - Expirations by Year (continued)

Footnotes from previous page:

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual March 2017 billings times 12. For leases whose rent commences after April 1, 2017 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2017 aggregating 111,385 square feet and representing annualized base rent of $2,839,008 for which no new leases were signed.

(d)	Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	18,460,643
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	342,988
Square footage unleased	2,644,708
Total net rentable square footage (does not include land leases)	21,448,339

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 1Q-17 was $0.56 an increase of $0.07 per share over 1Q-16.  Rental rate increases boosted current quarter results and projects to provide growth into 2017.

	Three Months Ended
	March 31,
	2017	2016
Net income available to common shareholders	$19,879	$62,191
Add (deduct): Noncontrolling interest in Operating Partnership	2,295	7,284
Real estate-related depreciation and amortization on continuing operations (a)	51,757	47,459
Gain on sale of investment in unconsolidated joint venture	(12,563)	—
Gain on change of control of interests	—	(10,156)
Realized gains and unrealized losses on disposition of rental property, net	(5,506)	(58,600)
Funds from operations (b)	$55,862	$48,178

Add:
Mark-to-market interest rate swap	—	$913
Loss from extinguishment of debt, net	239	—
Core FFO	$56,101	$49,091

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$(3,013)	$(2,361)
Amortization of market lease intangibles, net (d)	(1,577)	(169)
Amortization of stock compensation	1,168	886
Non real estate depreciation and amortization	377	225
Amortization of debt discount/(premium) and mark-to-market, net	241	610
Amortization of deferred financing costs	1,103	1,169
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(4,969)	(4,368)
Tenant improvements and leasing commissions (e)	(3,965)	(10,538)
Tenant improvements and leasing commissions on space vacant for more than one year	(7,160)	(16,461)
Adjusted FFO (b) (i)	$38,306	$18,084

Core FFO (calculated above)	$56,101	$49,091
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures, net	$51	$1,554
Equity in earnings share of depreciation and amortization	(4,503)	(4,621)
Add-back:
Interest expense	20,321	24,993
Recurring JV distributions	3,242	2,346
Income (loss) in non-controlling interest in consolidated joint ventures	(237)	(706)
Redeemable noncontrolling interest	792	—
EBITDA	$75,767	$72,657

Net debt at period end (g)	$2,562,888	$2,152,866
Net debt to EBITDA (h)	8.46x	7.41x

Diluted weighted average shares/units outstanding (f)	100,637	100,315

Funds from operations per share-diluted	$0.56	$0.48
Core Funds from Operations per share/unit-diluted	$0.56	$0.49
Dividends declared per common share	$0.15	$0.15

Note:   See footnotes on next page and “Information About FFO, Core FFO and AFFO” on page 36.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $4,503 and $4,621 for the three months ended March 31, 2017 and 2016, respectively. Excludes non-real estate-related depreciation and amortization of $377 and $225 for the three months ended March 31, 2017 and 2016, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 36.

(c)	Includes the Company’s share from unconsolidated joint ventures of $(12) and $169 for the three months ended March 31, 2017 and 2016, respectively.
(d)	Includes the Company’s share from unconsolidated joint ventures of $95 and $95 for the three months ended March 31, 2017 and 2016, respectively.
(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,384 and 10,509 shares for the three months ended March 31, 2017 and 2016), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4).
(i)

In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amount for the three months ended March 31, 2016 of $21,924, which did not properly reflect the effects of certain non-cash components of AFFO. The amount presented in this report of $18,084 for the three months ended March 31, 2016 includes the corrected amount.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - AFFO Projected For 2017

	Actual	Projected			Projected
($ in Millions)	Jan - Mar	Apr - Dec			Full Year 2017
Core FFO Net of Straight Line Rent	$53	$147	-	$162	$200	-	$215

Add (Deduct) Non-Cash Items
Amortization of market lease intangibles, net	(2)	(1)	-	—	(3)	-	(2)
Amortization of stock compensation	1	4	-	5	5	-	6
Non real estate depreciation and amortization	1	—	-	1	1	-	2
Amortization of debt discount/(premium) and mark-to-market, net	—	2	-	3	2	-	3
Amortization of deferred financing costs	1	4	-	5	5	-	6

(Deduct)
Building improvements	(5)	(5)	-	(10)	(10)	-	(15)
Tenant improvements and leasing commissions	(11)	(49)	-	(54)	(60)	-	(65)
Adjusted FFO	$38	$102		$112	$140		$150

Note:

The company will use its distributable cash flows to fund new capital programs to enhance its assets to produce cash flows in excess of what is currently projected (e.g. completing renovations of Plaza I in Jersey City, retail expansion at Harborside, additions of gyms and new cafes at its high end suburban assets).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings -NAV

($’s in millions)

As of April 30, 2017

Presented below is a Net Asset Value (NAV) analysis with footnotes. The information set forth below should be read in conjunction with this First Quarter 2017 Supplemental Operating and Financial Data and the First Quarter 2017 Supplemental Operating and Financial Data for Roseland Residential Platform (the “Roseland Supplemental”).

	Rentable Area (MSF) / Apt	Projected 2017	Cap Rate Range		Value Range
	Units	NOI (1)	Low	High	Low	High
Commercial
NJ Waterfront	4.884	$109.0	5.25%	5.75%	$1,896	$2,076
Flex and office included in Flex parks	5.888	55.0	6.25%	6.75%	815	880
Urban Core	2.573	44.5	6.00%	6.50%	685	742
Suburban Core	4.294	58.7	7.50%	8.00%	734	783
2017 Disposition Targets	3.809				380	380
Commercial (Hotel / Office) Unconsolidated JV interests (2)					155	155
Land - Harborside Plaza 4, 1.067msf (3)					90	90
Commercial Land, CIP & Other (4)					71	71
Re-positioning Properties (5)					45	45
Total Commercial Share of Portfolio	21.448				$4,871	$5,222

	Units
Multi- Family
Operating Properties
Wholly Owned (6)	2,550	$43.3	4.50%	5.00%	$866	$962
Joint Ventures (6)	2,730				453	501
Subordinated Interests (6)	542				33	37
Operating Properties Sub-total					1,352	1,500
In Construction Properties
Wholly Owned & Unconsolidated (7)	2,300				351	387
Pre/Future - Development Properties
Wholly Owned & Unconsolidated (8)	11,040				255	282
Fee Income Business / Other (9)					20	20
Total Multi- Family Share of Portfolio	19,162	$			$1,978	$2,189

Total Commercial & Multi-Family Gross Asset Value					$6,849	$7,411
Less:
Market Management Fee (10)		$(15.0)	7.50%	7.50%	(200)	(200)
Total Debt, Other Liabilities and Redeemable non-controlling interests
Office / Commercial Share of Consolidated Debt (11)					$(2,301)	$(2,301)
Redeemable non-controlling interests					(202)	(202)
Multi-Family Share of Consolidated Debt (11)					(595)	(595)
Total Debt, Other Liabilities and Redeemable non-controlling interests					$(3,098)	$(3,098)
Approximate Net Asset Value range					$3,551	$4,113
Approximate Net Asset Value per share range (100.6MM shares) (12)					$35.29	$40.88

Note:

See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings -NAV Footnotes

Footnotes to prior page:

(1) Budgeted 2017 NOI including add-back of excess levels of free rent and stabilized multi-family project in lease-up.

(2) Estimated market values for Hyatt Hotel ($7MM @ 7.0%) less share ($50MM) of debt, Curtis Center ($97MM), Red Bank ($5MM) and 12 Vreeland ($4MM).  For further detail on these ventures, please refer to p. 39.

(3) Land value assumed at $85 PSF based on new building construction proforma with lease rates of $50 PSF.  Asking rents in Plaza 5, adjacent to this site, are mid-$40’s PSF.  For further detail, please refer to p. 42.

(4) Estimated market values for land in Princeton (1.007 MSF), Parsippany (0.274 MSF) and in other land parcels (1.072 MSF), totaling 2.353msf.  Estimated value for Wegman’s Shopping Center Project (0.170msf) $1.8MM NOI capped @ 4.5% and potential additional $0.6MM in ground rent capped @ 5.0%.  For further detail, please refer to p. 42.

(5) Cost basis of re-positioning properties: 320-321 University Ave, 1-11 Martine and 3 Sylvan.

(6) For further detail on these projects, please refer to the Roseland supplemental p. 27-29.

(7) For further detail on these projects, please refer to the Roseland supplemental p. 30-32.

(8) Source: Roseland supplemental p. 34 & 35.

(9) Source: Roseland supplemental p.8.

(10) Represents an estimate of the cost for a management fee based on 3.0% percent of revenues, as the NOI presented is before any cost for managing the portfolio.

(11) Source: p. 37; Roseland supplemental p. 24.  March 31, 2017 debt balances pro forma for asset sales, acquisitions, development and financing activity from April 1, 2017 to April 30, 2017.

(12) Source: p. 30.

Definitions:

‘Net Asset Value (NAV): We consider NAV to be a useful metric for investors to estimate the fair value of the Mack-Cali and Roseland platforms. The metric represents the net projected value of the Company’s interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - Guidance Assumptions

Our current operating performance is supporting the metrics laid out below in detail.  However, the speculative leasing is one quarter behind due to the post-election effect, we believe the achievement of our strategy is when not if.  The dispositions we made last year and the ones underway and planned for the remainder of 2017 will allow us to meet or exceed our rent guidelines for office.  Regarding multi-family, our acquisition of our partners’ interest combined with new supply delivered on time and budget is leasing at higher rents then projected.

Our continued focus on the expense side is allowing us to have higher margins quarter over quarter while growing AFFO with each successive quarter.

Our disposition activity will continue each quarter until we have the portfolio of office and multi-family that will produce the returns for our investors and we have paid debt down to the appropriate level.

	Current		Previous
	2017 Guidance		2017 Guidance
Core Funds from Operations (FFO) per share	$2.25 to $2.40	Commentary to the 2017 Guidance	$2.25 to $2.40

Metric	Assumptions Range ($’s in millions)
Office Portfolio
Occupancy (% leased)	90.0% to 92.0%	Improving leasing activity and portfolio transformation has made this goal easier to reach and maintain.	90.0% to 92.0%
Same Store GAAP NOI Growth Post Sale Portfolio	6.0% to 8.0%	Reflects expected same store growth from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties.	6.0% to 8.0%
Same Store Cash NOI Growth Post Sale Portfolio	3.0% to 5.0%	Performance should be achievable under current market conditions.	3.0% to 5.0%
Straight-Line Rent Adjustment	$23 to $27	Including amortization of above/below market rent from acquisitions.	$23 to $27
Dispositions	$700 to $800	Continue the sale of non-core assets for reinvestment and debt retirement. 2017 sale proceeds to be used to retire the 2017 unsecured debt maturity.	$700 to $800
Acquisitions	$400 to $600	Reinvesting proceeds in transit oriented, high-growth markets. No new deals currently being considered.	$400 to $600
Base Building CapEx	$10 to $15	Recurring base building capex projects for the overall office/multi-family portfolios. Currently achieving this metric.	$10 to $15
Leasing CapEx Run Rate	$60 to $65	Tenant Improvements for new long-term leases ranging from $15 to $90 per square-foot and from $5 to $40 per square-foot for renewals, plus market leasing commissions. Currently achieving this metric.	$60 to $65

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current		Previous
	2017 Guidance		2017 Guidance
Metric		Assumptions Range ($’s in millions)
Multi-Family Portfolio
Development (Consolidated)	$60 to $70

Equity capital required based on estimated total on-balance sheet development spending of $310-320MM in 2017, net of construction loans. To be sourced through the Rockpoint funding and not from Mack-Cali’s balance sheet.

$130 to $140
Development (J.V.)	$30 to $40	Equity investment in unconsolidated joint venture development projects during 2017. To be sourced through the Rockpoint funding and not from Mack-Cali’s balance sheet.	$30 to $40
Acquisitions	$145MM in cash equity and $53MM preferred OP units.

Acquiring existing partners’ interest to consolidate ownership in stabilized premier, luxury high-rise community in Jersey City and assume $165MM, 4.19% mortgage. Purchased remaining 50% ownership in existing land joint venture on Waterfront just north of Harborside. Completed this metric.

$145MM in cash equity and $53MM preferred OP units.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current		Previous
	2017 Guidance		2017 Guidance
Metric	Assumptions Range ($’s in millions)
Corporate
G&A (Corporate)	$35 to $37	Based on staffing levels and incentive compensation, plans to reduce as we streamline our portfolio. Will continue to do quarter to quarter reductions.	$35 to $37
G&A (Multi-family subsidiary)	$8 to $10	Based on staffing levels and incentive compensation.	$8 to $10
Interest Expense	$93 to $95	Reduced rates as debt repaid. Higher average debt balances due to Jersey City apartment acquisition and timing of office sales. Already completed for 2017.	$93 to $95
Unsecured Debt Financing	$325	Completed recast of $600MM Unsecured Credit Facility in January 2017 and drew $325MM Term Loan in March 2017.	$325
Secured Debt Financing	$390	Secured by existing properties and acquisitions. Already completed for 2017.	$390
Equity Financing	$300	Rockpoint investment in RRT for multi-family development platform. $150MM at March 31, 2017. Balance over time.	$300

The guidance and representative assumptions on these pages are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - 2017 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2017.

	Actual		Projected			Projected
	Jan - Mar		Apr - Dec			Full Year
($’s in millions)	2017		2017			2017

Sources
Core FFO Net of Straight-Line Rent	$53	$147	—	$162	$200	—	$215
Office Sales Net Proceeds	46	654	—	753	700	—	800
Joint Venture Interest Sale / Capital Distribution	15	100	—	110	115	—	125
Roseland Residential Equity Raise Net Proceeds	139	86	—	111	225	—	250
O.P. / Unit Equity Raise Net Proceeds	52	(2)	—	3	50	—	55
Office and Multi-Family Secured Debt Raise, Net	225	(5)	—	1	220	—	225
Total Sources	$530	$980	—	$1,140	$1,510	—	$1,670

Uses
Base Bldg CapEx	$5	$5	—	$10	$10	—	$15
Leasing Costs Run Rate	11	49	—	54	60	—	65
Multi-Family Acquisitions Net of Secured Debt	57	138	—	143	195	—	200
Office Acquisitions	413	(13)	—	187	400	—	600
Development Spending Net of Secured Debt	13	47	—	57	60	—	70
Net Investment in Unconsolidated Joint Ventures	7	23	—	33	30	—	40
Dividends / Distributions	15	45	—	50	60	—	65
Cash Available for Strategic Plan/ Reduction of Net Debt	9	686	—	606	695	—	615
Total Uses	$530	$980		$1,140	$1,510	—	$1,670

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in 2017.

From 3/31/16 to 3/31/17: Interest Coverage increased 0.8x, from 3.0x to 3.8x.  Core FFO per Share increased from $0.49 to $0.56, and the FFO Payout Ratio decreased from 30.7 percent to 26.9 percent.  It was a positive quarter for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

($’s in thousands, except ratios)	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16

Market Value of Equity (a)	2,922,371	2,928,309	2,747,095	2,725,214	2,410,679
Total Debt, Net	2,731,204	2,340,009	2,455,309	2,256,955	2,269,287
Total Market Capitalization	5,653,575	5,268,318	5,202,404	4,982,169	4,679,966

Total Debt/ Total Market Capitalization	48.31%	44.42%	47.20%	45.30%	48.47%
Total Debt/ Total Book Capitalization	55.58%	54.46%	55.37%	53.56%	53.67%
Total Debt/ Total Undepreciated Assets	43.75%	41.57%	42.43%	40.26%	40.44%
Secured Debt/ Total Undepreciated Assets	18.46%	15.79%	18.34%	13.72%	13.68%

Capitalized Interest	4,997	4,880	5,090	4,785	4,561

Portfolio Size:
Consolidated In-Service Properties	198	199	214	220	222
Consolidated Total Commercial Square Footage	21,448,339	20,951,376	23,355,409	23,463,605	23,974,930
Consolidated Total Commercial Square Footage-excluding Non-Core	17,639,242	19,001,223	19,764,352	19,189,737	18,926,896
Commercial Sq. Ft. Leased at End of Period-excluding Non-Core (c)	90.4%	90.6%	90.3%	89.8%	90.3%
Consolidated Residential Units	2,027	2,027	1,627	1,847	1,672

Shares and Units:
Common Shares Outstanding	89,844,752	89,696,713	89,647,337	89,650,590	89,638,312
Common Units Outstanding	10,339,443	10,488,105	10,497,946	10,497,946	10,499,844
Combined Shares and Units	100,184,195	100,184,818	100,145,283	100,148,536	100,138,156
Weighted Average- Diluted (b)	100,636,886	100,575,238	100,252,797	100,400,717	100,315,467

Common Share Price ($’s):
At the end of the period	26.94	29.02	27.22	27.00	23.50
High during period	29.70	29.38	29.25	27.58	23.71
Low during period	26.31	24.59	26.11	22.47	17.35

	Three Months Ended
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
Net Debt to EBITDA Annualized	8.5x	7.5x	7.7x	7.2x	7.4x
Interest Coverage Ratio	3.8x	3.5x	3.3x	3.4x	3.0x
Fixed Charge Coverage Ratio	2.9x	2.7x	2.6x	2.6x	2.4x
Earnings per Share—diluted	0.11	0.17	(0.10)	0.54	0.69
FFO per Share—diluted (d)	0.56	0.33	0.60	0.64	0.48
Core FFO per Share	0.56	0.56	0.56	0.55	0.49
Dividends Declared per Share	0.15	0.15	0.15	0.15	0.15
Core FFO Payout Ratio	26.91%	26.90%	26.60%	27.57%	30.65%

(a)                     Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.

(b)                     Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).

(c)                      Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date.  Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).  Excludes non-core properties identified at each period. Non-Core properties are identified as those being considered for repositioning, redevelopment or potential sale/dispositions.  I

(d)                     Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT).  See “Information About FFO, Core FFO and AFFO” on page 36.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

The current quarter same store results for our commercial portfolio showed very positive results, benefiting from solid revenue growth.

	For the three months ended
	March 31,			%
	2017	2016	Change	Change

Total Property Revenues	$114,887	$109,455	$5,432	5.0

Real Estate Taxes	17,375	16,355	1,020	6.2
Utilities	9,407	9,951	(544)	(5.5)
Operating Services	20,054	18,900	1,154	6.1
Total Property Expenses:	46,836	45,206	1,630	3.6

GAAP Net Operating Income	68,051	64,249	3,802	5.9

Less: straight-lining of rents adj.	2,001	2,079	(78)	(3.8)

Net Operating Income	$66,050	$62,170	$3,880	6.2

Total Properties:	176

Total Square Footage:	19,249,453

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUES
Base rents	$121,255	$126,387
Escalations and recoveries from tenants	15,119	14,961
Real estate services	6,465	6,812
Parking income	4,229	3,156
Other income	2,819	1,607
Total revenues	149,887	152,923

EXPENSES
Real estate taxes	21,092	23,226
Utilities	11,414	13,578
Operating services	27,091	26,732
Real estate services expenses	6,270	6,846
General and administrative	11,592	12,249
Depreciation and amortization	47,631	43,063
Total expenses	125,090	125,694
Operating income	24,797	27,229

OTHER (EXPENSE) INCOME
Interest expense	(20,321)	(24,993)
Interest and other investment income (loss)	474	(669)
Equity in earnings (loss) of unconsolidated joint ventures	(51)	(1,554)
Gain on change of control of interests	—	10,156
Realized gains (losses) and unrealized losses on disposition of rental property, net	5,506	58,600
Gain on sale of investment in unconsolidated joint venture	12,563	—
Loss from extinguishment of debt, net	(239)	—
Total other income (expense)	(2,068)	41,540
Net income	22,729	68,769
Noncontrolling interest in consolidated joint ventures	237	706
Noncontrolling interest in Operating Partnership	(2,295)	(7,284)
Redeemable noncontrolling interest	(792)	—
Net income available to common shareholders	$19,879	$62,191

Basic earnings per common share:
Net income available to common shareholders	$0.11	$0.69

Diluted earnings per common share:
Net income available to common shareholders	$0.11	$0.69

Basic weighted average shares outstanding	89,955	89,721

Diluted weighted average shares outstanding	100,637	100,315

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
	2017	2016
Assets
Rental property
Land and leasehold interests	$752,842	$661,335
Buildings and improvements	4,107,508	3,758,210
Tenant improvements	384,263	364,092
Furniture, fixtures and equipment	23,499	21,230
	5,268,112	4,804,867
Less — accumulated depreciation and amortization	(1,327,967)	(1,332,073)
	3,940,145	3,472,794
Rental property held for sale, net	2,131	39,743
Net investment in rental property	3,942,276	3,512,537
Cash and cash equivalents	168,316	31,611
Investments in unconsolidated joint ventures	325,150	320,047
Unbilled rents receivable, net	102,858	101,052
Deferred charges, goodwill and other assets, net	308,428	267,950
Restricted cash	57,596	53,952
Accounts receivable, net of allowance for doubtful accounts of $1,055 and $1,335	9,603	9,617

Total assets	$4,914,227	$4,296,766

Liabilities and Equity
Senior unsecured notes, net	$817,824	$817,355
Unsecured revolving credit facility and term loans	760,937	634,069
Mortgages, loans payable and other obligations, net	1,152,443	888,585
Dividends and distributions payable	15,423	15,327
Accounts payable, accrued expenses and other liabilities	169,988	159,874
Rents received in advance and security deposits	53,496	46,442
Accrued interest payable	16,540	8,427
Total liabilities	2,986,651	2,570,079
Commitments and contingencies

Redeemable noncontrolling interests	202,714	—

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,844,752 and 89,696,713 shares outstanding	898	897
Additional paid-in capital	2,570,093	2,576,473
Dividends in excess of net earnings	(1,045,786)	(1,052,184)
Accumulated other comprehensive income	3,085	1,985
Total Mack-Cali Realty Corporation stockholders’ equity	1,528,290	1,527,171

Noncontrolling interests in subsidiaries:
Operating Partnership	175,877	178,570
Consolidated joint ventures	20,695	20,946
Total noncontrolling interests in subsidiaries	196,572	199,516

Total equity	1,724,862	1,726,687

Total liabilities and equity	$4,914,227	$4,296,766

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Financials - Debt Summary

(as of March 31, 2017)

As of March 31, 2017, the Company has minimal floating rate debt of only $652 million, or 24 percent, of its total debt.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,175,000	42.71%	3.53%		3.40
Fixed Rate Secured Debt	923,844	33.58%	4.62%		6.49
Variable Rate Secured Debt	237,400	8.63%	4.23%		1.28
Variable Rate Unsecured Debt (b)	415,000	15.08%	2.51%		3.04
Totals/Weighted Average:	$2,751,244	100.00%	3.81	%(b)	4.20
Adjustment for unamortized debt discount	(4,190)
Unamortized deferred financing costs	(15,850)
Total Debt, net	$2,731,204

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
April 1 to December 31, 2017 (b)	$5,346	$353,540	$358,886	3.59%
2018	6,977	296,383	303,360	6.10%
2019	1,912	455,799	457,711	3.48%
2020	1,977	325,000	326,977	2.64%
2021 (c )	2,051	93,800	95,851	2.20%
Thereafter	6,812	1,201,647	1,208,459	3.87%
Sub-total	25,075	2,726,169	2,751,244	3.81%
Adjustment for unamortized debt discount/premium, net, as of March 31, 2017	(4,190)	—	(4,190)
Unamortized deferred financing costs	(15,850)	—	(15,850)

Totals/Weighted Average:	$5,035	$2,726,169	$2,731,204	3.81	%(b)

(a)	The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.92 percent as of March 31, 2017, plus the applicable spread.
(b)	Excludes amortized deferred financing costs primarily pertaining to the Company’s unsecured revolving credit facility which amounted to $1.2 million for the three months ended March 31, 2017.
(c)	Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $90 million which in January 2017 was amended and restated and matures in 2021.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Spotlight on Portfolio - Commercial Tenant Size

The Company’s commercial portfolio continues to benefit from a consistent balance in its range of tenant sizes.

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	180	16.3	274,131	1.5	7,308,404	1.5
2,501 - 10,000	490	44.5	2,647,204	14.3	60,078,930	12.7
10,001 - 20,000	218	19.7	3,098,290	16.8	67,994,885	14.4
20,001 - 40,000	113	10.2	3,173,899	17.2	76,491,193	16.2
40,001 - 100,000	82	7.4	5,200,787	28.2	135,022,358	28.5
Greater than 100,000	21	1.9	4,066,332	22.0	126,240,856	26.7

Totals	1,104	100.0	18,460,643	100.0	473,136,626	100.0

(a)

Annualized base rent revenue is based on actual March 2017 billings times 12. For leases whose rent commences after April 1, 2017, annualized base rental revenue is based on the first full month’s billings times 12. As annualized based rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring March 31, 2017 aggregating 111,385 square feet and representing annualized base rent of $2,839,008 for which no new leases were signed.

(c)	Includes office, office/flex, industrial and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Earnings - FFO and Core FFO per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss) available to common shareholders	$0.11	$0.69
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.51	0.47
Redemption value adjustment to redeemable noncontrolling interests	0.11	—
Gain on change of control of interests	—	(0.10)
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.05)	(0.58)
Gain on sale of investment in unconsolidated joint venture	(0.12)	—
Funds from operations (b)	$0.56	$0.48

Add/(Deduct):
Mark-to-market interest rate swap	—	$0.01
Core FFO	$0.56	$0.49

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.05 for the three months ended March 31, 2017 and 2016, respectively.
(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income per share to Core FFO and AFFO are included in the financial tables above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Financials - Debt Stats

(dollars in thousands)

		Effective	March 31,	December 31,	Date of
	Lender	Interest Rate	2017	2016	Maturity
Senior Unsecured Notes: (a)
2.500%, Senior Unsecured Notes	public debt	2.803%	$250,000	$250,000	12/15/17
4.500%, Senior Unsecured Notes	public debt	4.612%	300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%	275,000	275,000	05/15/23
Principal balance outstanding			825,000	825,000
Adjustment for unamortized debt discount			(4,190)	(4,430)
Unamortized deferred financing costs			(2,986)	(3,215)
Total Senior Unsecured Notes, net:			$817,824	$817,355

Unsecured Term Loans:
2016 Unsecured Term Loan	7 Lenders	3.13%	$350,000	$350,000	01/07/19
2017 Unsecured Term Loan	13 Lenders	LIBOR+1.40%	325,000	—	01/25/20
Unamortized Deferred Financing Costs			(4,063)	(1,931)
Total Unsecured Term Loans:			$670,937	$348,069

Revolving Credit Facilities:
Unsecured Facility (b)	17 Lenders	LIBOR +1.300%	$90,000	$286,000	07/31/17
Total Revolving Credit Facilities:			$90,000	$286,000

Property Mortgages: (c)
150 Main Street	Webster Bank	LIBOR+2.35%	$28,540	$26,642	08/01/17
Curtis Center (d)	CCRE & PREFG	LIBOR+5.912%	75,000	75,000	10/09/17
23 Main Street	JPMorgan CMBS	5.587%	27,650	27,838	09/01/18
Port Imperial 4/5 Hotel (e)	Fifth Third Bank & Santandar	LIBOR+4.50%	24,530	14,919	10/06/18
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%	212,572	213,640	11/01/18
Chase II (f)	Fifth Third Bank	LIBOR+2.25%	40,317	34,708	12/16/18
One River Center (g)	Guardian Life Ins. Co.	7.311%	41,024	41,197	02/01/19
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872%	27,500	27,500	04/10/19
250 Johnson (h)	M&T Bank	LIBOR+2.35%	6,147	2,440	05/20/19
Portside 5/6 (i)	Citizens Bank	LIBOR+2.50%	8,084	—	09/19/19
Port Imperial South 11 (j)	JPMorgan Chase	LIBOR+2.35%	22,246	14,073	11/24/19
Worcester (k)	Citizens Bank	LIBOR+2.50%	5,036	—	12/10/19
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%	4,000	4,000	12/01/21
The Chase at Overlook Ridge	New York Community Bank	3.740%	72,500	72,500	02/01/23
Portside 7	CBRE Capital Markets/FreddieMac	3.569%	58,998	58,998	08/01/23
Alterra I & II	Capital One/FreddieMac	3.854%	100,000	—	02/01/24
101 Hudson	Wells Fargo CMBS	3.197%	250,000	250,000	10/11/26
Short Hills office buildings (l)	Wells Fargo CMBS	4.149%	124,500	—	04/01/27
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%	32,600	32,600	12/01/29
Principal balance outstanding			1,161,244	896,055
Unamortized deferred financing costs			(8,801)	(7,470)
Total mortgages, loans payable and other obligations, net			1,152,443	888,585

Total Debt:			$2,731,204	$2,340,009

Note: Please see footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Financials - Debt Stats Footnotes

Footnotes to prior page:

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)

On January 25, 2017, the Company refinanced its existing facility. Total borrowing capacity under the amended facility is $600 million, is expandable by $350 million and matures in January 2021. It has two six-month extension options. The interest rate on outstanding borrowings and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(c)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(d)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property. The Company’s $75 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 4.207 percent at March 31, 2017 and its 50 percent interest in a $48 million mezzanine loan with a current rate of 10.413 percent at March 31, 2017. The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points. The Company has entered into LIBOR caps for the periods of the loans. In October 2016, the first of three one-year extension options was exercised by the venture.

(e)	This construction loan has a maximum borrowing capacity of $94 million.
(f)	This construction loan has a maximum borrowing capacity of $48 million.
(g)	Mortgage is collateralized by the three properties comprising One River Center.
(h)	This construction loan has a maximum borrowing capacity of $42 million.
(i)	This construction loan has a maximum borrowing capacity of $73 million.
(j)	This construction loan has a maximum borrowing capacity of $78 million.
(k)	This construction loan has a maximum borrowing capacity of $58 million.
(l)	This mortgage loan was obtained by the Company in March 2017 to partially fund the acquisition of the Short Hills/Madison portfolio.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Financials - Joint Ventures

The following is a summary of the Company’s investment in unconsolidated joint ventures as of March 31, 2017 and December 31, 2016, respectively: (dollars in thousands)

	March 31,
Entity/Property Name	2017	2016
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (b)	$14,990	$15,150
RoseGarden Monaco Holdings, L.L.C./ Monaco (b)	8,857	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (b)	7,059	7,145
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial	9,500	9,707
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (d)	—	—
Crystal House Apartments Investors LLC / Crystal House	30,821	30,565
Roseland/Port Imperial Partners, L.P./ Riverwalk C (b)	1,678	1,678
RoseGarden Marbella South, L.L.C./ Marbella II	17,672	18,050
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (d)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,006	2,085
Capitol Place Mezz LLC / Station Townhouses	42,447	43,073
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	100,646	100,188
RoseGarden Monaco, L.L.C./ San Remo Land	1,416	1,400
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Hillsborough 206 Holdings, L.L.C. /Hillsborough 206	1,962	1,962
Plaza VIII & IX Associates, L.L.C./Vacant land (parking operations) (e)	—	4,448
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,454	4,339
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	6,315	6,237
BNES Associates III / Offices at Crystal Lake	3,130	3,124
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c)	—	2,285
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	69,286	65,400
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (b)	1,695	1,706
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	—	163
Other	879	1,005
Company’s investment in unconsolidated joint ventures	$325,150	$320,047

(a)	Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.
(b)

The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(c)

On January 31, 2017, the Company sold its equity interest in the joint venture for an aggregate sales price of $9.7 million and realized a gain on sale of the unconsolidated joint venture of $7.4 million.

(d)

On February 15, 2017, the Company sold its 7.5 percent interest in Elmajo Urban Renewal Associates, LLC and Estuary Urban Renewal Unit B, LLC joint ventures that own operating multi-family properties, located in Weehawken, New Jersey for a sales price of $5.1 million and realized a gain on the sale of the unconsolidated joint venture of $5.1 million.

(e)	On February 3, 2017, the Company acquired the equity interest of its partner for $14.3 million which increased the Company’s interest in the joint venture from 50 percent to 100 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Financials - Joint Ventures

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three months ended March 31, 2017 and 2016, respectively: (dollars in thousands)

	Three Months Ended
	March 31,
Entity/Property Name	2017	2016
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$109	$84
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(265)	(291)
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(85)	(81)
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial	48	—
Crystal House Apartments Investors LLC / Crystal House	(293)	(112)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(131)	—
RoseGarden Marbella South, L.L.C./ Marbella II	27	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(11)	(28)
Capitol Place Mezz LLC / Station Townhouses	(375)	(767)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(145)	(17)
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(15)	(60)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(25)	(19)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	386	77
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	106	101
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	77	84
BNES Associates III / Offices at Crystal Lake	6	(194)
Keystone-TriState (a)	—	(477)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	(41)	179
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(11)	(16)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	587	(167)
Other	—	150
Company’s equity in earnings (loss) of unconsolidated joint ventures	$(51)	$(1,554)

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months ended March 31, 2017 and 2016, respectively: (dollars in thousands)

	Three Months Ended
	March 31,
Entity/Property Name	2017	2016
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$378	$350
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	54	27
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	10	13
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial	257	—
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	119
Crystal House Apartments Investors LLC / Crystal House	231	181
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(131)	—
RoseGarden Marbella South, L.L.C./ Marbella II	316	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	106	74
Capitol Place Mezz LLC / Station Townhouses	435	37
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	(144)	(17)
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	(15)	(60)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(25)	(19)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	389	83
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	223	218
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	162	168
BNES Associates III / Offices at Crystal Lake	42	(166)
Keystone-TriState (a)	—	15
KPG-MCG Curtis JV, L.L.C./ Curtis Center	771	1,085
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	10	5
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,453	579
Other	—	375
Company’s funds from operations of unconsolidated joint ventures	$4,522	$3,067

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Portfolio - Land for Commercial Development

(as of March 31, 2017)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Partially entitled.
Plaza VIII & IX Associates, LLC	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Zoning approved.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Zoning approved.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Zoning approved.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (c )	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning approved. Concept plans done.
Hillsborough 206 (b)	Hillsborough, NJ	Office	160,000	Concept plans done.
Route 34 Commercial Park	Wall Township, NJ	Office/Flex	252,375	Zoning approved.
Capital Office Park	Greenbelt, MD	Office	595,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,798,875

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning approved. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Partially entitled.
Mid-Westchester Executive Park and South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.
Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,479,125

(a)                     Amount of square feet is subject to change.

(b)                     Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(c)                      These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(d)                     Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of March 31, 2017, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

John Wiley & Sons, Inc.	1	14,740,683	3.1	410,604	2.2	(b)
DB Services New Jersey, Inc.	2	12,394,835	2.6	411,108	2.2	(c)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	11,388,534	2.4	282,606	1.5	(d)
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.4	388,651	2.1	(e)
Merrill Lynch Pierce Fenner	3	10,704,441	2.3	430,926	2.3	(f)
Forest Research Institute, Inc.	1	9,070,892	1.9	215,659	1.2	2017
ICAP Securities USA, LLC	2	7,608,702	1.6	180,946	1.0	(g)
KPMG, LLP	3	7,420,702	1.6	202,318	1.1	(h)
Dun & Bradstreet Corporation	2	7,360,360	1.6	192,280	1.0	2023
Montefiore Medical Center	7	7,125,199	1.5	300,522	1.6	(i)
HQ Global Workplaces, LLC	14	6,699,924	1.4	264,909	1.4	(j)
Daiichi Sankyo, Inc.	1	6,510,038	1.4	171,900	0.9	2022
TD Ameritrade Services Company, Inc.	1	6,505,786	1.4	193,873	1.1	2020
Quest Diagnostics Inc.	1	5,508,870	1.2	141,000	0.8	2017
Vonage America, Inc.	1	4,606,000	1.0	350,000	1.9	2023
Pfizer, Inc.	1	4,306,008	0.9	113,316	0.6	2024
Arch Insurance Company	1	4,005,563	0.8	106,815	0.6	2024
Investors Bank	2	3,910,298	0.8	126,744	0.7	(k)
Morgan Stanley Smith Barney	3	3,685,399	0.8	129,896	0.7	(l)
Brown Brothers Harriman & Co.	1	3,673,536	0.8	114,798	0.6	2026
New Cingular Wireless PCS, LLC	2	3,345,729	0.7	147,065	0.8	2018
Prudential Insurance Company of America	1	3,287,264	0.7	95,283	0.5	2023
E*Trade Financial Corporation	1	3,250,476	0.7	106,573	0.6	2022
SunAmerica Asset Management, LLC	1	3,167,756	0.7	69,621	0.4	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.7	100,759	0.5	2023
Natixis North America, Inc.	1	3,093,290	0.7	89,907	0.5	2021
UBS Financial Services, Inc.	4	3,058,075	0.6	99,003	0.5	(m)
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.7	2024
Cardinia Real Estate LLC	1	2,991,413	0.6	79,771	0.4	2032
Wells Fargo Advisors, LLC	3	2,966,813	0.6	87,261	0.5	(n)
Allstate Insurance Company	3	2,804,911	0.6	116,169	0.6	(o)
AAA Mid-Atlantic, Inc.	2	2,787,265	0.6	129,784	0.7	(p)
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.4	2027
Zurich American Insurance Company	1	2,640,974	0.6	64,414	0.3	2032
SUEZ Water Management & Services, Inc.	1	2,618,100	0.6	116,360	0.6	2035
Lowenstein Sandler LLP	1	2,590,271	0.5	98,677	0.5	2017
Mizuho Securities USA, Inc.	2	2,546,545	0.5	67,826	0.4	(q)
Connell Foley, LLP	2	2,520,674	0.5	95,130	0.5	(r)
AMTrust Financial Services, Inc.	1	2,460,544	0.5	76,892	0.4	2023
Movado Group, Inc.	1	2,458,150	0.5	98,326	0.5	2018
Plymouth Rock Management Company of New Jersey	1	2,346,246	0.5	88,768	0.5	2020
Sumitomo Mitsui Banking Corp.	2	2,241,320	0.5	71,153	0.4	2021
Bunge Management Services, Inc.	1	2,221,151	0.5	66,303	0.4	2025
Sun Chemical Management, LLC	1	2,173,497	0.5	66,065	0.4	2019
Savvis Communications Corporation	1	2,144,220	0.5	71,474	0.4	2025
Hackensack University Health Network Inc. and Meridian Health System, Inc.	1	2,137,380	0.5	61,068	0.3	2027
Jeffries, LLC	1	2,133,942	0.5	62,763	0.3	2023
New Jersey City University	1	2,126,306	0.4	68,348	0.4	2035
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
GBT US, LLC	1	1,920,566	0.4	49,563	0.3	2026

Totals		227,304,335	48.3	7,343,274	39.6

See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)                   Annualized base rental revenue is based on actual March 2017 billings times 12. For leases whose rent commences after April 1, 2017, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)                   17,976 square feet expire in 2017; 102,275 square feet expire in 2018; 290,353 square feet expire in 2033.

(c)                  285,192 square feet expire in 2017; 125,916 square feet expire in 2019.

(d)                   20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.

(e)                    271,533 square feet expire in 2018; 117,118 square feet expire in 2019.

(f)                     9,356 square feet expire in 2019; 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.

(g)                    69,384 square feet expire in 2017; 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.

(h)                   81,371 square feet expire in 2019; 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.

(i)                       60,392 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(j)                      41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 54,453 square feet expire in 2023; 79,517 square feet expire in 2024; 20,395 square feet expire in 2026; 15,408 square feet expire in 2027.

(k)                   56,360 square feet expire in 2019; 70,384 square feet expire in 2026.

(l)                       26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.

(m)               27,274 squre feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.

(n)                   25,762 square feet expire in 2022; 61,499 square feet expire in 2024.

(o)                   75,740 square feet expire in 2017; 35,973 square feet expire in 2018; 4,456 square feet in 2019.

(p)                   9,784 square feet expire in 2018; 120,000 square feet expire in 2027.

(q)                   36,994 square feet expire in 2017; 30,832 square feet expire in 2033.

(r)                      77,719 square feet expire in 2017; 17,411 square feet expire in 2026.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

Analysts, Company Information and Executive Officers

Equity Research Coverage

Bank of America Merrill Lynch	Citigroup	Green Street Advisors	SunTrust Robinson Humphrey, Inc.
James C. Feldman / Scott Freitag	Michael Bilerman / Emmanuel Korchman	Jed Reagan	Michael R. Lewis
(646) 855-5808 / (646) 855-3197	(212) 816-1383 / (212) 816-1382	(949) 640-8780	(212) 319-5659

Barclays Capital	Deutsche Bank North America	JP Morgan
Ross L. Smotrich	Vincent Chao	Anthony Paolone
(212) 526-2306	(212) 250-6799	(212) 622-6682

BTIG, LLC	Evercore ISI	Stifel Nicolaus & Company, Inc.
Thomas Catherwood / James Sullivan	Steve Sakwa	John Guinee / Erin Aslakson
(212) 738-6140 / (212) 738-6139	(212) 446-9462	(443) 224-1307 / (443) 224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
Mack-Cali Realty Corporation	New York Stock Exchange	Mack-Cali Realty Corporation
Harborside 3, 210 Hudson St., Ste. 400		Investor Relations Department
Jersey City, New Jersey 07311	Trading Symbol	Harborside 3, 210 Hudson St., Ste. 400
(732) 590-1010	Common Shares: CLI	Jersey City, New Jersey 07311

Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Michael J. DeMarco	Marshall Tycher	Mitchell E. Rudin	Anthony Krug
Chief Executive Officer	Chairman, Roseland Residential Trust	Vice Chairman	Chief Financial Officer

Andrew Marshall	Gary Wagner	Ricardo Cardoso	Christopher DeLorenzo
President and Chief Operating Officer, Roseland Residential Trust	General Counsel and Secretary	EVP and Chief Investment Officer	Executive Vice President, Leasing

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended March 31, 2017

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•                                                                          risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•                                                                          the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•                                                                          the extent of any tenant bankruptcies or of any early lease terminations;

•                                                                          the Company’s ability to lease or re-lease space at current or anticipated rents;

•                                                                          changes in the supply of and demand for the Company’s properties;

•                                                                          changes in interest rate levels and volatility in the securities markets;

•                                                                          the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•                                                                          forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•                                                                          changes in operating costs;

•                                                                          the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•                                                                          the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•                                                                          changes in governmental regulation, tax rates and similar matters; and

•                                                                          other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.